MODIFICATION AGREEMENT
                             ----------------------

     THIS MODIFICATION AGREEMENT ("Modification") is effective as of December 6, 2002 (the "Modification Date"), by and between GROVE CITY FACTORY SHOPS PARTNERSHIP, a Pennsylvania general partnership, having an address at c/o Prime Retail, L.P., 100 East Pratt Street, 19th Floor, Baltimore, Maryland 21202 (referred to herein as "Property Owner" or sometimes "Maker"), and LASALLE BANK NATIONAL ASSOCIATION, FORMERLY KNOWN AS LASALLE NATIONAL BANK, AS TRUSTEE FOR THE HOLDERS OF ASSET SECURITIZATION CORPORATION, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1996-MD VI, c/o CapMark Services, L.P., 245 Peachtree Center Avenue, Suite 1800, Atlanta, Georgia (referred to herein as "Lender" or sometimes as "Payee".)

                                   WITNESSETH:
                                   -----------

     WHEREAS, Cross-collateralized Borrowers (as defined in the Mortgage) executed and delivered to Nomura Asset Capital Corporation, a Delaware corporation (the "Original Lender") that certain Promissory Note in the original principal amount of THREE HUNDRED NINETY-ONE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($391,500,000.00) dated October 31, 1996 (the "Note"), which Note and the indebtedness evidenced thereby or otherwise payable under the loan documents executed in connection therewith (the "Indebtedness"), is secured by, inter alia, (i) that certain Mortgage, Security Agreement, Assignment of Rents and Fixture Filing dated as of October 31, 1996, executed by Property Owner, as mortgagor to Original Lender, as mortgagee, and recorded on November 7, 1996 as Instrument No. 96MR16498 in Book 0224, Page 0831 in the Recorder of Deeds Office of Mercer County, Pennsylvania (the "Recorder's Office") (the "Mortgage") and
(ii) those certain documents set forth on the attached Exhibit A which is incorporated herein by reference (the Mortgage and documents set forth on Exhibit A and all other documents evidencing, securing, guaranteeing, indemnifying or governing the Indebtedness are hereinafter collectively referred to as the "Loan Documents" and the loan evidenced thereby is hereinafter referred to as the "Loan".)

     WHEREAS, the Note is currently secured by mortgages on fifteen (15) properties (the "Cross-collateralized Properties") owned by the Cross-collateralized Borrowers and the Loan is cross-collateralized and cross-defaulted with such mortgages. This Modification is being entered into simultaneously with the defeasance of a portion of the Loan and as a result thereof, thirteen (13) of the Cross-collateralized Properties shall remain as security for the Loan.

     WHEREAS, Lender and Maker are simultaneously entering into that certain Amended and Restated Note dated of even date herewith (the "Amended and Restated Note").

     WHEREAS, Original Lender assigned, sold and transferred its interest in the Loan and all Loan Documents to Lender pursuant to that certain Allonge to Note and an Assignment of Mortgage, Security Agreement, Assignment of Rents and Fixture Filing, dated as of December 16, 1996, and recorded on November 7, 1996 as Instrument No. 00MR11368 in Book 0230, Page 1146 in the Recorder of Deeds Office of Mercer County, Pennsylvania, and Lender is the current owner and holder of the Loan and Loan Documents.

                                   Page - (2)


     WHEREAS, the above-referenced Loan is a part of a mortgage pool known as Asset Securitization Corporation Commercial Mortgage Pass-Through Certificates, Series 1996-MD VI, for which, pursuant to a Pooling and Servicing Agreement dated December 17, 1996, LaSalle Bank National Association, formerly known as LaSalle National Bank, is Trustee.

     WHEREAS, Property Owner continues to be the owner of the real property and improvements thereon (the "Property") as described on the attached Exhibit B and more specifically described in and encumbered by the Mortgage and the other Loan Documents.

     WHEREAS, Borrower has requested that Lender agree to certain modifications and amendments to the Mortgage and Lender has agreed to modify and amend the terms and conditions of the Loan Documents as set forth herein.

                                    AGREEMENT
                                    ---------

     NOW, THEREFORE, for and in consideration of the matters described in the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby represent, warrant, covenant and agree as follows:

     1. Recitals. The recitals set forth above are incorporated herein.

     2. Representations, Warranties and Covenants of Borrower.

     (a) Maker hereby represents, warrants and covenants to Lender that: (i) the Mortgage, as amended by this Modification, constitutes a valid first lien on the Property, free and clear of all encumbrances and liens having priority over the lien of the Mortgage, as amended by this Modification, except for the items set forth in the title insurance policy insuring the lien of this Mortgage, as amended by this Modification, as amended by the endorsement to such title policy issued substantially of even date herewith; (ii) there are no defenses, set-offs or rights of defense, set-off or counterclaim, whether legal, equitable or otherwise, to the obligations evidenced by or set forth in the Loan Documents, as modified hereby; (iii) except as set forth in Exhibit C to be approved by Lender in its reasonable discretion, all provisions of the Loan Documents, as modified hereby, are in full force and effect and are hereby ratified and confirmed as true and complete in all material respects as of today's date; (iv) after giving effect to the modifications set forth herein, no Event of Default (as defined in the Mortgage) has occurred or is continuing under any of the Loan Documents; (v) the modifications set forth herein and all transactions contemplated by this Modification shall be completed in accordance with all applicable law; (vi) this Modification and all other Loan Documents are each the legal, valid and binding obligation of Maker, enforceable against Maker in accordance with its terms, except as such enforcement may be stayed or limited by bankruptcy laws, creditors rights laws and equitable principles and such ratification and enforceability shall not be affected in any manner by Lender's consent to this Modification; and (vii) there is no pending, or to the best of Maker's knowledge, threatened condemnation proceedings, lawsuits, claims or criminal proceedings against Property Owner or applicable to the Property which could have a material adverse effect on the Property or Property Owner's ability to perform its respective obligations under the Loan Documents.

                                   Page - (3)


     (b) Maker hereby ratifies, affirms and acknowledges the following covenants and agreements: (i) to pay when and as due all sums due under the Note as modified by the Amended and Restated Note and the other Loan Documents; and (ii) to perform and discharge all obligations imposed under the Note as modified by the Amended and Restated Note, the Mortgage as amended by this Modification, and all other Loan Documents, at the time, in the manner and otherwise in all respects as therein provided.

     (c) Without limiting the generality of the foregoing, Maker hereby represents, warrants and covenants to Lender that in addition to the Mortgage, this Modification, the Amended and Restated Note, the documents referenced on the attached Exhibit A are a complete and accurate list of all of the Loan Documents with respect to the Property, and each are in full force and effect and there is no Default or Event of Default existing thereunder by any party thereto and no event which, with the passage of time or the giving of notice, or both and the expiration of any grace or cure period, would constitute a Default or Event of Default and such ratification and enforceability shall not be affected in any manner by Lender's consent to this Modification.

     (d) Without limiting the generality of the foregoing, Maker hereby represents, warrants and covenants to Lender that the consent or approval of the other partners of Property Owner or any other third party is either (i) not required for the execution or delivery by Property Owner of this Modification or any other document or instrument required to consummate this Modification, or
(ii) has been obtained.

     (e) Without limiting the generality of the foregoing, Maker hereby represents, warrants and covenants to Lender that the execution of this Modification by Property Owner will not result in the breach or violation of the terms of its organizational documents nor any agreement to which Property Owner is a party.

     (f) Maker hereby covenants and agrees to pay Lender an amendment fee in connection with this Modification ("Amendment Fee") in the aggregate amount of SEVEN HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($750,000.00) payable as follows: (i) FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00) due and payable on or before January 11, 2003; and (ii) TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($250,000.00) due and payable on or before February 11, 2003; provided, however, in no event shall Maker pay any portion of the Amendment Fee prior to January 1, 2003. Maker's failure to pay such Amendment Fee on the dates herein provided shall constitute a Default under the Mortgage, as hereby amended.

     (g) No representation or warranty of Maker made in this Modification contains any untrue statement of material fact or omits to state a material fact necessary in order to make such representations and warranties not misleading in light of the circumstances under which they are made.

                                   Page - (4)


     (h) Maker understands and intends that Lender shall rely on the representations, warranties, affirmations, qualifications and covenants contained herein. None of the representations, warranties, covenants, affirmations, qualifications or agreements contained herein shall limit any representations, warranties, covenants, or obligations of Maker in any other Loan Document.

     3. Ratification. Nothing herein contained shall in any manner impair the enforceability or validity of the Note as amended and modified by the Amended and Restated Note, the Mortgage as modified by this Modification, the Loan Documents or any other security for the Indebtedness held by Lender, or alter, waive, annul or affect any provision, condition, or covenant therein or any rights, powers or remedies thereunder, except as specifically provided in this Modification. It is the intent of the parties hereto that the terms and provisions of the Mortgage, as herein amended, shall continue in full force and effect except as specifically modified hereby, and that such terms and provisions, as so modified, are hereby ratified and confirmed. Nothing herein contained is intended as, or shall be construed as, a novation or alteration of the liens, security agreements, guarantees and assignments evidenced by the Mortgage, as modified by this Modification or any other Loan Document, all of which liens, security agreements, guarantees and assignments continue to reflect and retain, without diminution or alteration, their original enforceability, priority and rank. After the date hereof, references in the Note, the Mortgage or the other Loan Documents to the "Mortgage" shall mean the Mortgage, as modified by this Modification and by the Amended and Restated Note.

     4. Modification of the Mortgage. The Mortgage is hereby amended and modified, and Borrower and Lender hereby agree as follows:

     (i) The following provisions are hereby added after the end of the second sentence in Section 5.01 of the Mortgage:

     On the Modification Date, the Cross-collateralized Borrowers have deposited ONE MILLION TWO HUNDRED FIFTY THOUSAND AND NO/l00 DOLLARS ($1,250,000.00) into the Cash Collateral Account. The Cross-collateralized Borrowers acknowledge and agree that on February 11, 2003 they shall deposit an additional TWO HUNDRED FIFTY THOUSAND AND NO/l00 DOLLARS ($250,000.00) into the Cash Collateral Account and an additional FIVE HUNDRED THOUSAND AND NO/l00 DOLLARS ($500,000.00), or the appropriate lesser amount, as determined by Lender, on the eleventh day of each month thereafter for seven (7) consecutive months (with the last such payment being on September 11, 2003), until such time as the aggregate amount in the Debt Service Payment Sub-Account shall equal FIVE MILLION AND NO/l00 DOLLARS ($5,000,000.00) pursuant to the terms and conditions of this sentence, which sums, promptly upon receipt, shall be disbursed to the Debt Service Payment Sub-Account pursuant to the terms of this Section 5.01.

     (ii) Section 15.02(a) of the Mortgage is hereby amended and restated in its entirety as follows:

                                   Page - (5)


If such prepayment or defeasance is a prepayment or defeasance in part, but not in whole, Mortgagee shall have received on the date proposed for such prepayment an amount (the "Release Price") equal to the greater of (a) the respective release price as set forth on the attached Exhibit I which is incorporated herein by reference or (b) 90% or l00%, as indicated for each respective property on Exhibit I, of the Net Proceeds (as hereinafter defined) or Net Refinancing Proceeds (as hereinafter defined), as applicable, of the respective property. "Net Proceeds" shall mean the gross cash proceeds from the sale of all or a portion of the Trust Property or equity interests therein, to the extent such sale constitutes a "Transfer" under the Mortgage securing the Loan minus the actual expenses of the sale (including, without limitation, brokerage fees, actual costs, fees and expenses related to any defeasance of the applicable portion of the Loan, transfer taxes, mortgage taxes, title insurance premiums, recording fees and legal fees) which are paid to unaffiliated third parties and are incurred by Mortgagor in connection therewith, which expenses of sale shall in no event exceed 6% of the gross cash proceeds from the sale, or such other amount as approved by Mortgagee in its reasonable discretion. "Net Refinancing Proceeds" shall mean the gross cash proceeds from the refinancing of all or a portion of the entire Loan, minus reasonable and customary expenses of such refinancing which are paid either by Mortgagor or from the loan proceeds of the refinancing and which are paid in cash to unaffiliated third parties and all third party out-of-pocket costs incurred by Mortgagor in connection therewith, which expenses of such refinancing shall in no event exceed 5% of the gross cash proceeds from such refinancing of all or a portion of the entire Loan, as the case may be, or such other amount as approved by Mortgagee in its reasonable discretion.

     (iii) The following Exhibit I is hereby added to the Mortgage:

                                    EXHIBIT I
                                    ---------

                                  Release Price

        Release Price equals greater of amount shown below or 90% or 100% respectively of net proceeds of sale or refinance

          Cross-collateralized Properties                            Release Price                 Percentage

1.        Prime Outlets at Florida City                                $ 1,757,500                     90%
          Dade County, Florida

2.        Prime Outlets at Gainesville                                 $ 6,700,000                    100%
          Cooke County, Texas

3.        Prime Outlets at Darien                                      $ 6,500,000                    100%
          McIntosh County, Georgia

4.        Prime Outlets at Huntley                                     $ 8,926,250                     90%
          Kane County, Illinois

5.        Prime Outlets at Gulfport                                    $21,812,500                     90%
          Harrison County, Mississippi

                                   Page - (6)


6.        Prime Outlets at Naples                                      $ 8,500,000                    100%
          Collier County, Florida

7.        Prime Outlets at Ellenton                                    $65,195,000                     90%
          Manatee County, Florida

8.        Prime Outlets at Jeffersonville I                            $51,616,000                     90%
          Fayette County, Ohio

9.        Prime Outlets at San Marcos I                                $58,350,000                     90%
          Hays County, Texas

10.       Prime Outlets at Morrisville                                 $10,000,000                    100%
          Wake County, North Carolina

11.       Prime Outlets at Grove City                                  $75,441,000                     90%
          Mercer County, Pennsylvania

12.       Prime Outlets at Odessa                                      $ 6,000,000                    100%
          Lafayette County, Missouri

13.       Prime Outlets at Lebanon                                     $23,755,000                     90%
          Lebanon, Tennessee

     5. Miscellaneous. The parties hereby further agree as follows:

     (a) Further Assurances and Conditions. Maker agrees to sign, execute and deliver and to do or make, upon the written request of Lender, any and all agreements, instruments, papers, deeds, acts or things, as may be reasonably required by Lender to effectuate the purpose of this Modification. Maker shall have paid Lender's reasonable legal fees and costs, including the cost of any title report update, in connection with reviewing and approving this Modification.

     (b)  Completeness  and  Modification.  This  Modification,  the Amended and
Restated Note and the other modification agreements entered simultaneously between the Cross-collateralized Borrowers and Lender shall constitute the entire agreement between the parties hereto and thereto with respect to the transactions contemplated hereby and thereby and shall supersede all prior discussions, understandings, agreements and negotiations between the parties hereto. This Modification may be modified only by written instrument duly executed by all of the parties hereto.

     (c) Successors and Assigns. This Modification shall be binding on and inure
to  the  benefit  of  the  parties  hereto  and  their  respective   successors,
participants and assigns.

                                   Page - (7)


     (d) Governing Law. This Modification and all documents referred to herein shall be governed by and construed and interpreted in accordance with the Applicable Law provision set forth in Article XVIII of the Mortgage.

     (e) No Partnership. This Modification does not and shall not be construed to create a partnership, joint venture or any other relationship between the parties hereto except the relationship as debtor and creditor specifically established by the Loan Documents.

     (f) Headings. Paragraph or other headings contained in this Modification are for reference purposes only and are not intended to affect in any way the meaning or interpretation of this Modification.

     (g) Counterparts. This Modification may be executed in any number of counterparts and each such duplicate original shall be deemed to be an original.

     (h) Time of Essence. Time is of the essence with respect to this Modification and of each and every term, covenant and condition herein.

     (i) Definitions. All capitalized terms not defined herein shall have the same meaning as set forth in the Mortgage or the documents referenced on the attached Exhibit A, as the case may be.

     (j) Lender's Acknowledgment. This Modification is being entered into simultaneously with the defeasance of a portion of the Loan. Prime Retail Defeasance I, L.L.C., a Delaware limited liability company (the "Defeasance Borrower"), has assumed a Defeasance Promissory Note evidencing the partial defeasance of the Loan. The Property Owner is executing, at the request of Lender, the Maintenance Agreement and Guaranty of Non-Recourse Carve-out Matters (the "Maintenance Agreement and Guaranty") pursuant to which the Property Owner
(i) agrees to cause the Defeasance Borrower to, or shall on behalf of the Defeasance Borrower, among other things, comply with certain legal formalities and maintain its existence in good standing and (ii) guarantees to the Payee performance by the Defeasance Borrower of certain liabilities and obligations of the Defeasance Borrower. Lender consents to Borrower's execution of the Maintenance Agreement and Guaranty and agrees that such execution shall not constitute a breach of the representations, warranties and covenants made by Borrower in connection with the Loan, and specifically, but not limited to, the representations, warranties and covenants set forth in Section 2.02(h) of the Mortgage.

                      [SIGNATURES APPEAR ON FOLLOWING PAGE]

                                   Page - (8)


     IN WITNESS WHEREOF, Property Owner and Lender each has executed and delivered this Modification under seal as of the day and year first above written.

WITNESSES:                            PROPERTY OWNER:
                                      ---------------

             /S/                      GROVE CITY FACTORY SHOPS PARTNERSHIP, a
------------------------------        Pennsylvania general partnership
Print name:  Dana C. Lewellen

                                      By:     Prime Retail, L.P., a Delaware
                                              limited partnership, its managing
                                              general partner
           /S/
------------------------------
Print name:  Mark Hertz               By:     Prime Retail, Inc., a Maryland
                                              corporation, its general partner

                                      By:              /S/         (SEAL)
                                              ---------------------------
                                      Name:   R. Kelvin Antill
                                      Title:  Executive Vice President - General
                                              Counsel & Secretary

                                   Page - (9)


WITNESSES:                            LENDER:
                                      -------

          /S/                         LASALLE BANK NATIONAL ASSOCIATION,
------------------------------        FORMERLY KNOWN AS LASALLE NATIONAL BANK,
Print name:  Ada J. Stevenson         AS TRUSTEE FOR THE HOLDERS OF ASSET
                                      SECURITIZATION CORPORATION, COMMERCIAL
                                      MORTGAGE PASS-THROUGH CERTIFICATES, SERIES
                                      1996-MD VI

                                      By:     GMAC Commercial Mortgage
                                              Corporation, a California
                                              corporation, Special Servicer

                                              By:            /S/          (SEAL)
                                                      --------------------------
                                              Name:   E. Anthony Lauerman III
                                              Title:  Vice President

                                  Page - (10)


Borrower:

STATE OF MARYLAND       )
                        )   ss.:
CITY OF BALTIMORE       )



     On this 4th day of December, 2002, before me, the undersigned officer, personally appeared R. Kelvin Antill, who acknowledged himself to be the EVP, GC & Secretary of Prime Retail, Inc., a Maryland corporation, sole General Partner of Prime Retail, L.P., a Delaware limited partnership, the Managing Partner of Grove City Factory Shops Partnership, a Pennsylvania general partnership, and that he as such EVP, GC & Secretary being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation, as sole General Partner of the limited partnership as the Managing Partner of the general partnership, by himself as EVP, GC & Secretary.

     In witness whereof, I hereunto set my hand and official seal.

                                                        /S/
                                         -------------------------------------
                                         Gail R. Steptoe
                                         Title of Officer

                                         Gail R. Steptoe
                                         Notary Public State of Maryland
                                         My Commission Expires December 13, 2005

                                  Page - (11)





Lender:

STATE OF PENNSYLVANIA   )
                        )   ss.:
COUNTY OF MONTGOMERY    )


                  I, Donna Lisa Bilinski, a Notary Public, do hereby certify that E. Anthony Lauerman III, personally known to me to be the Vice President of GMACCM, a corporation and personally known to me to be the same person whose name is subscribed to the foregoing document, appeared before me this day in person and acknowledged that as such he/she signed and delivered the said document as his/her free and voluntary act and deed and the free and voluntary act and deed of said entity, being authorized to do so, for the use and purposes therein set forth. Given under my hand and notarial seal this 3rd day of December, 2002.


                                                   /S/                 (SEAL)
                                         -----------------------------------
                                         Donna Lisa Bilinski
                                         Notary Public

                                               My Commission Expires:

                                                   NOTARIAL SEAL
                                         DONNA LISA BILINSKI, Notary Public
                                         Horsham Twp., Montgomery County
                                         My Commission Expires Jan. 26, 2004